EXHIBIT 11

COMARCO, INC. AND SUBSIDIARIES
SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(In thousands, except share data)

	For the Year Ended January 31,
	2002	2001	2000
Basic:
Net income from continuing operations	$4,910	$4,550	$3,586
Weighted average shares outstanding	7,035	6,751	6,572

Basic earnings per share from continuing operations	$0.70	$0.67	$0.55

Net loss from discontinued operations	$—	$(9)	$(433)
Weighted average shares outstanding	7,035	6,751	6,572

Basic loss per share from discontinued operations	$—	$—	$(0.07)

Net income	$4,910	$4,541	$3,153
Weighted average shares outstanding	7,035	6,751	6,572

Basic earnings per share	$0.70	$0.67	$0.48

Diluted:
Net income from continuing operations	$4,910	$4,550	$3,586
Effect of subsidiary options	(228)	(307)	(216)

Net income used in calculation of diluted earnings per share from continuing operations	$4,682	$4,243	$3,370

Weighted average shares outstanding	7,035	6,751	6,572
Effect of dilutive securities–stock options	93	254	265

Weighted average shares used in calculation of diluted earnings per share from continuing operations	7,128	7,005	6,837

Diluted earnings per share from continuing operations	$0.66	$0.61	$0.49

Net loss from discontinued operations	$—	$(9)	$(433)
Effect of subsidiary options	—	—	—

Net loss used in calculation of diluted earnings per share from discontinued operations	$—	$(9)	$(433)

(continued on next page)

COMARCO, INC. AND SUBSIDIARIES
SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(In thousands, except share data)
(continued)

	For the Year Ended January 31,
	2002	2001	2000
Weighted average shares outstanding	7,035	6,751	6,572
Effect of dilutive securities – stock options	93	254	265

Weighted average shares used in calculation of diluted loss per share from discontinued operations	7,128	7,005	6,837

Diluted loss per share from discontinued operations	$—	$—	$(0.06)

Diluted:
Net income	$4,910	$4,541	$3,153
Effect of subsidiary options	(228)	(307)	(216)

Net income used in calculation of diluted earnings per share	$4,682	$4,234	$2,937

Weighted average shares outstanding	7,035	6,751	6,572
Effect of dilutive securities–stock options	93	254	265

Weighted average shares used in calculation of diluted earnings per share	7,128	7,005	6,837

Diluted earnings per share	$0.66	$0.61	$0.43